UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: December 28, 2011

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2011, eGain Communications Corporation (the “Company”) entered into the First Amendment To Loan and Security Agreement (the “Amendment”) with Comerica Bank, N.A. (the “Bank”), which amends the Loan and Security Agreement (the “Loan”) entered into by the Company and Bank on June 27, 2011. Pursuant to the Amendment and subject to the terms and conditions contained therein, the Company’s time to convert the remaining related party debt is extended until June 30, 2012.

As a condition to the Bank providing the Amendment, Ashutosh Roy has entered into an Affirmation of Subordinate Agreement (the “Affirmation”). Mr. Roy subordinated his security interests in his outstanding secured promissory note issued by the Company to those of the Bank pursuant to a Subordination Agreement dated as of June 27, 2011 (the “Subordination Agreement”). Pursuant to the Affirmation, Mr. Roy acknowledges the Company’s execution of the Amendment and affirms his obligations under the Subordinate Agreement.

The foregoing summaries of the Amendment and the Affirmation do not purport to be complete and are qualified in their entirety by reference to such documents attached as exhibits hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	First Amendment to Loan and Security Agreement between eGain Communications Corporation and Comerica Bank, N.A. dated as of December 28, 2011.

10.2	Affirmation of Subordination Agreement between Ashutosh Roy and Comerica Bank, N.A. dated as of December 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2011	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	First Amendment to Loan and Security Agreement between eGain Communications Corporation and Comerica Bank, N.A. dated as of December 28, 2011.

10.2	Affirmation of Subordination Agreement between Ashutosh Roy and Comerica Bank, N.A. dated as of December 28, 2011.